Exhibit 99.(a)(1)(vi)

Dear Shareholder,

As you may be aware, [ACQUIRED FUND] (“XXX”) reorganized (the “Reorganization”) into Aberdeen Chile Fund, Inc., which changed its name to Aberdeen Emerging Markets Equity Income Fund, Inc. (“AEF”), effective as of the close of business April 27, 2018 (the “Effective Time”).

On May 8, 2019, the Board of Directors of AEF approved a tender offer for shares of AEF’s common stock. The enclosed Letter of Transmittal allows you to exchange your XXX shares and/or tender your AEF shares in the tender offer.

As a result of the Reorganization, each share of XXX common stock owned by you at the Effective Time was automatically converted into the right to receive X.XX shares of common stock of AEF and a cash payment in lieu of the issuance of any fractional shares (the “Consideration”).  You must exchange your XXX shares in order to receive the Consideration, and any future dividends or distributions the Board of Directors may declare. Please note that if you also hold shares of XXX stock in uncertificated form, they will be automatically exchanged upon the presentation of your XXX stock certificate(s), see “XXX Shares Held in Book Entry by Us” on the Letter of Transmittal. Please note you may not participate in the tender offer without exchanging your XXX shares.

As noted above, AEF is commencing an offer to purchase up to 15% of its issued and outstanding shares upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the related Letter of Transmittal (which together constitute the “Offer”). The Offer is for cash at a price equal to 98% of AEF’s net asset value per share (“NAV”) as of the close of ordinary trading on the NYSE American on the day after the Offer expires (as described below). The deadline for participating in the Offer is June 17, 2019 (the “Tender Offer Deadline”). The NAV of AEF shares may fluctuate between the Tender Offer Deadline and June 18, 2019, the pricing date for the Offer.

As of May 13, 2019, AEF’s NAV per share was $7.78, and 59,707,975 shares were issued and outstanding. AEF computes its NAV on a daily basis. AEF’s NAV and the market price of AEF’s common stock may be obtained by contacting AST Fund Solutions, LLC, AEF’s Information Agent (the “Information Agent”), toll free at (800) 467-0743.

The Offer is designed to provide shareholders of AEF with the opportunity to redeem some or all of their shares at a price very close to NAV should they wish to do so. Neither AEF, Aberdeen Asset Managers Limited, AEF’s investment adviser, or AEF’s Board of Directors is making any recommendation to any shareholder whether to tender or refrain from tendering shares in the Offer. AEF and the Board of Directors urge each shareholder to read and evaluate the Offer and related materials carefully and make his or her own decision. Questions, requests for assistance and requests for additional copies of this Offer to Purchase and related materials should be directed to the Information Agent toll free at (800) 467-0743.

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	CPU

Letter of Transmittal - to Tender Shares of Aberdeen Emerging Markets Equity Income Fund, Inc.

Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc. (“ABE”), Aberdeen Israel Fund, Inc. (“ISL”), Aberdeen Indonesia Fund, Inc. (“IF”), Aberdeen Latin America Equity Fund, Inc. (“LAQ”), Aberdeen Singapore Fund, Inc. (“SGF”), Aberdeen Greater China Fund, Inc. (“GCH”) and The Asia Tigers Fund, Inc. (“GRR”) each reorganized into Aberdeen Chile Fund, Inc. (“CH”) after the close of business on April 27, 2018 (the “Consolidation”).  CH has been renamed Aberdeen Emerging Markets Equity Income Fund, Inc. (“AEF” or the “Fund”) and trades on the NYSE American Exchange under the ticker symbol “AEF”,

The Fund has offered to purchase up to 15%, or 8,956,196 shares, of its Common Stock (the “Shares”), pursuant to the Offer to Purchase dated May 17, 2019 (the “Offer”).  The Offer expires at 11:59 p.m. New York City time on June 17, 2019 (the “Expiration Date”), unless extended. See the Instructions on the reverse side. Your participation in the Offer is not required.

If you sign onto (www.aeftenderoffer.com), you may complete the required steps to enter your instructions and receive directions on submitting your certificates, or, alternatively, you may properly complete, sign and deliver this Letter of Transmittal to Computershare Trust Company, N.A. (“Computershare”), in order to tender all or any of your Shares of the Fund in the applicable tender offer.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THOSE SHOWN AT THE END OF THIS LETTER OF TRANSMITTAL DOES NOT CONSTITUTE A VALID DELIVERY. YOU MUST COMPLETE AND SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND THE OFFER TO PURCHASE SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Lost Certificates: If you cannot locate some or all of your certificates, read and complete the Lost Securities Affidavit on the back of this form and mark the boxes below with an X corresponding to the certificate numbers you cannot locate.

Your Aberdeen Chile Fund Inc. stock certificates:

Locate and return the original certificates for CH if you are tendering your CH shares.

Lost / Certificate Numbers	Shares	Lost Certificate Numbers	Shares
☐ XXXX12345678	12345678901234	☐ XXXX12345678	12345678901234
☐ XXXX12345678	12345678901234	☐ XXXX12345678	12345678901234
☐ XXXX12345678	12345678901234	☐ XXXX12345678	12345678901234
☐ XXXX12345678	12345678901234	☐ XXXX12345678	12345678901234
☐ XXXX12345678	12345678901234	☐ XXXX12345678	12345678901234

If you hold more than 10 certificates, not all certificates can be listed on this form.

Breakdown of your holding here at Computershare:

Total Certificated Shares	Total Book-Entry Share	Total Shares

1234567890123	1234567890123	1234567890123

I/we, the undersigned, hereby surrender to you for full or partial tender, as marked, the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated May 17, 2019 (“Offer to Purchase”). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances. Please complete the third page if you would like to transfer ownership or request special mailing.

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
	Signature of Shareholder	Date	Daytime Telephone #

X
	Signature of Shareholder	Date	Daytime Telephone #

PLACE AN ☒ IN ONE BOX ONLY

☐ Tender All	or	☐ Partial Tender

		WHOLE SHARES	FRACTIONS

Lost Securities Affidavit

IF YOU CANNOT LOCATE SOME OR ALL OF YOUR CERTIFICATE(S), PLEASE COMPLETE THE BELOW AFFIDAVIT

LIBERTY MUTUAL INSURANCE COMPANY

LOST SECURITIES AFFIDAVIT FOR ACCOUNTS WITH LESS THAN $250,000.00 IN MARKET VALUE

By checking the lost certificates box and signing the bottom of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) (“Owner”) of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the “Lost Securities”); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)’ rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, disposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement Securities (“Replacement Securities”) (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of the Liberty Mutual Insurance Company Bond No. 285055966.

The Owner(s) hereby agree(s) in consideration of (1) the issuance of such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds there from, and (2) the assumption by Liberty Mutual Insurance Company of liability therefore under its Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless Liberty Mutual Insurance Company, Computershare Inc., Computershare Trust Company, N.A. and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, cost and damages (court costs and attorney fees) to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement of Lost Securities), or Liberty Mutual Insurance Company’s assumption of liability under its bond described above.

STEP 1. CALCULATE LOST CERTIFICATE BOND PREMIUM - FEE MUST BE ENCLOSED
a). Aberdeen Chile Fund, Inc.

LOST CERTIFICATE BOND		X	[TBD]	=		+	$80.00 processing fee	=
PREMIUM CALCULATION:	Shares Lost		Bond premium		Total Premium Due				Total Check
			Per share		(MINIMUM $20.00)				Amount

Multiply the number of shares lost by the Liberty Mutual Insurance Company Bond premium noted above to calculate the premium you owe. There is a minimum premium of $20.00. There is also a processing fee of $80.00. This premium is only valid until 11/17/19. PLEASE MAKE YOUR CHECK PAYABLE TO “COMPUTERSHARE INSURANCE SERVICES” FOR THE BOND PREMIUM AND PROCESSING FEE AND ENCLOSE WITH THIS AFFIDAVIT. If your request is approved, Computershare Insurance Services will forward the Bond premium to Liberty Mutual Insurance Company. We cannot complete your tender without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate.

STEP 2. SIGNATURES OF OWNERS - all registered owners MUST sign below exactly as the name(s) appear on the front of this form
If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $250,000, please contact Computershare for additional instructions.

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME.

By signing below, [I][we] acknowledge the processing fee(s) listed above.

Signature of Owner			Signature of Co-Owner, if any

STEP 3. NOTARIZATION
You must have your signature(s) notarized if you have lost more than [TBD] shares.

State of	County of			Notary Signature

Printed Name of Notary					Sworn to and subscribed to me this (date)				(month/day/year)

My commission Expires (date)				(month/day/year) (Notary Seal)

	Special Transfer Instructions		Special Mailing Instructions

If you want your  Shares that were not tendered or purchased and/or your check for cash to be issued in another name, fill in this section with the information for the new account/payee name.

Place an ☒ in all that apply:

Signature Guarantee Medallion

Fill in ONLY if you want your check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.

Place an ☒ in all that apply:

☐ Register Shares and/or ☐ issue check(s) to:		(Title of Officer Signing this Guarantee)	Mail ☐ check(s) to:

Name (Please Print First, Middle & Last Name)		(Name of Guarantor - Please Print)
Name (Please Print First, Middle & Last Name)

Address	(Number and Street)	(Address of Guarantor Firm)	Address	(Number and Street)

(City, State & Zip Code)

(Tax Identification or Social Security Number)			(City, State & Zip Code)

Signatures of Holder(s)

Signatures of Holders(s)

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.            Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your stock certificate(s) in the enclosed envelope. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. It is recommended that they be sent by registered mail, properly insured, with return receipt requested. Delivery will be deemed effective only when received by Computershare. Please refer to Section 4, “Procedures for Tendering Shares for Purchase, A. Proper Tender of Shares” and Section 4, “Procedures for Tendering Shares for Purchase: B. Signature Guarantees and Method of Delivery” of the Offer to Purchase when completing this Letter of Transmittal.

2.            If you are tendering all your Shares for cash, please check the Tender box only.

3.            If you are tendering some of your Shares for cash, please check the Partial Tender box and indicate the number of Shares you wish to tender.

4.            Mutilated,  Lost, Stolen or Destroyed  Certificates. If any certificate representing Shares has been mutilated, lost, stolen or destroyed, please complete the Lost Securities Affidavit. Please complete line 1a, if you are missing any of your CH certificates. If your certificates are not immediately available or you cannot deliver Shares and all other required documents to Computershare prior to 11:59 p.m., Eastern time on the Expiration Date, or your Shares cannot be delivered on a timely basis pursuant to the procedures for book-entry transfer prior to the Expiration Date, you may tender your Shares by or through any Eligible Institution (as defined in Section 4, “Procedures for Tendering Shares for Purchase, B. Signature Guarantees and Method of Delivery” of the Offer to Purchase) by properly completing and duly executing and delivering a Notice of Guaranteed Delivery, which must be received by Computershare prior to the Expiration Date, and by otherwise complying with the guaranteed delivery procedures set forth in Section 4, “Procedures for Tendering Shares for Purchase,” of the Offer to Purchase. Pursuant to such procedures, the certificates for all physically tendered Shares, or confirmation of book-entry transfer, as the case may be, as well as a properly completed and duly executed Letter of Transmittal, and all other documents required by this Letter of Transmittal, must be received by Computershare prior to 5:00 p.m., Eastern time on the second NYSE American trading day after the date of execution of the Notice of Guaranteed Delivery, all as provided in Section 4, “Procedures for Tendering Shares for Purchase,” of the Offer to Purchase.

5.            If more than 8,956,196 Shares are duly tendered pursuant to the Offer (and not timely withdrawn as provided in Section 5, “Withdrawal Rights,” of the Offer to Purchase), the Fund, subject to the conditions listed in Section 3, “Certain Conditions of the Offer,” of the Offer to Purchase, will purchase Shares from participating shareholders, in accordance with the terms and conditions specified in the Offer to Purchase, on a pro rata basis (disregarding fractions), based upon the number of Shares duly tendered by or on behalf of each shareholder (and not timely withdrawn). If you participate in the Offer and the Offer is oversubscribed, any Shares that were not tendered or purchased will be returned to you in book-entry form promptly following the termination, expiration or withdrawal of the Offer, without further expense. The Fund does not intend to increase the number of Shares offered for purchase, even if more than 8,956,196 Shares are tendered by all shareholders in the aggregate.

6.            Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in proper form or to refuse to accept for payment, purchase, or pay for, any Shares if, in the opinion of the Fund’s counsel, accepting, purchasing or paying for such shares would be unlawful. Please refer to Section 4, “Procedures for Tendering Shares for Purchase,

7.            If you want any Shares that were not tendered or purchased and/or check for cash to be issued in another name, fill in Box 7. Signature(s) must be medallion guaranteed. Please see Section 4, “Procedures for Tendering Shares for Purchase, B. Signature Guarantees and Method of Delivery” of the Offer to Purchase.

8.            Complete Box 8 only if your check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

9.            U.S. Securities Transfer Taxes. No U.S. securities transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal, and the Fund will pay all securities transfer taxes, if any, with respect to the transfer to it of Shares purchased pursuant to the Offer. If, however, (in the circumstances permitted by the Fund’s Offer to Purchase) Shares not tendered or purchased are to be registered in the name of any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any U.S. securities transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

10.      Form W-9. Under U.S. Federal Income Tax law, each participating U.S. stockholder is required to provide Computershare with such stockholder’s correct Taxpayer  Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment and you may be subject to a $50 penalty imposed by the Internal Revenue Service in addition to being subject to backup withholding. FAILURE TO PROVIDE COMPUTERSHARE WITH THE CORRECT TAXPAYER IDENTIFICATION NUMBER WILL RESULT IN A DEFECTIVE SUBMISSION AND THE FUND WILL BE UNABLE TO PURCHASE SUCH SHAREHOLDER’S SHARES.

11.      Form W-8. Each participating Non-U.S. shareholder must submit a properly executed Certificate of Foreign Status (Form W-8BEN or other appropriate type of Form W-8 along with any required attachment, if any), signed under penalties of perjury, attesting to that person’s exempt status. Copies of Form W-8BEN are provided with this Letter of Transmittal. Other types of Form W-8 can be found on the IRS website at http://www.irs.gov/formspubs/index.html. FAILURE OF A PARTICIPATING NON-U.S. SHAREHOLDER TO PROVIDE COMPUTERSHARE WITH THE APPROPRIATE COMPLETED FORM W-8 WILL RESULT IN A DEFECTIVE SUBMISSION AND THE FUND WILL BE UNABLE TO PURCHASE SUCH SHAREHOLDER’S SHARES.

Requests for assistance should be directed to, and additional copies of the Offer to Purchase, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from, the Information Agent at the telephone number set forth below, or from your broker, dealer, commercial bank, trust company, or other nominee. The Information Agent will also provide shareholders, upon request, with a Certificate of Foreign Status (Form W-8 or other appropriate type of Form W-8).

The Information Agent for the Offer is:	The Depositary for the Offer is:

AST FUND SOLUTIONS, LLC All Holders Call Toll Free: (800) 467-0743

By Registered, Certified or Express Mail	By Overnight Courier:
Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	150 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021